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                                                                     EXHIBIT 5.1

[COOLEY GODWARD LETTERHEAD]



June 24, 1996

Cypress Bioscience, Inc.
4350 Executive Drive, Suite 325
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Cypress Bioscience, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 8,806,335 shares of the Company's Common Stock, $.02 par value (the "Shares"), for issuance upon exercise of options granted (i) under the 1996 Equity Incentive Plan (the "1996 Plan"), (ii) under the Incentive Stock Option and Appreciation Plan, as amended, (the "ISO Plan"), (iii) under the Amended and Restated 1988 Nonqualified Stock Option Plan (the "1988 Plan") (the 1996 Plan, ISO Plan and 1988 Plan are collectively referred to herein as, the "Plans") and (iv) pursuant to certain Nonqualified Stock Option Agreements (the "Non-Plan Options").

In connection with this opinion, we have examined and relied upon the Registration Statement, the Plans, the Non-Plan Options, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Plans or Non-Plan Options, as applicable, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM

/s/ Frederick T. Muto
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Frederick T. Muto